Exhibit 4.2

                         REVISED SUBSCRIPTION AGREEMENT
                                (March 31, 1999)

     THE SECURITIES BEING OFFERED AND SOLD PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS IN
ACCORDANCE WITH CERTAIN EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. THE ISSUER OF THE SECURITIES IS RELYING UPON THE REPRESENTATIONS AND AGREEMENTS CONTAINED IN THIS SUBSCRIPTION AGREEMENT FOR THE PURPOSE OF DETERMINING WHETHER THIS TRANSACTION MEETS THE REQUIREMENTS FOR SUCH EXEMPTIONS.
                        -------------------------------

        THIS SUBSCRIPTION AGREEMENT ("Agreement") has been executed by the undersigned in connection with the private offering (the "Offering"), on an "all or none basis," of 5,000 shares of the Series A Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of Internet Commerce Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and the shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), underlying the Series A Preferred Stock. In addition to such other terms as are set forth in this Agreement, the terms on which the Series A Preferred Stock may be converted into shares of Class A Common Stock (the "Conversion Common Stock"), and the other terms of the Series A Preferred Stock are set forth in the Designation of Series and Determination of Rights and Preferences of Series A Convertible Redeemable Preferred Stock attached hereto as Annex I (the "Series A Designation"). The Conversion Common Stock and the Series A Preferred Stock are collectively referred to herein as the "Securities."

        In addition, the Company has reserved for sale up to an additional 1,000 shares of Series A Preferred Stock to cover any over-subscriptions that it may receive in the Offering.

        The offer of the Series A Preferred Stock and the Conversion Common Stock and, if this Agreement is accepted by the Company, the sale thereof is being made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and the securities or "blue sky" or other similar laws of various states (collectively, the "State Securities Laws").

        The undersigned purchaser


        NAME:

        ADDRESS:


if applicable, a [Corporate] [Partnership] [Trust] organized under the laws of ____________; ("Purchaser"), hereby represents and warrants to, and agrees with the Company as follows:

        1.     Agreement to Subscribe

               a. Subscription. The undersigned Purchaser hereby irrevocably subscribes to purchase __________ shares of Series A Preferred Stock, at a purchase price of $ 1,000 per share for an aggregate purchase price of $_______.

               b. Form of Payment. Purchaser shall pay the aggregate purchase price for the Series A Preferred Stock by delivering immediately available funds in United States Dollars in accordance with Paragraph 1(c) below, to the escrow agent (the "Escrow Agent").

               c. Method of Payment. Payment of the aggregate purchase price for the Series A Preferred Stock shall be made by check, money order or similar instrument made out to "First Union National Bank/Internet Commerce Corporation (or ICC Escrow Account" and delivered to the Company with the executed copy hereof or wire transfer of funds to the Escrow Agent as follows:

          First Union National Bank
          Charlotte,  North Carolina
          ABA# 053000219
          D/5000000016439
          ATTN:     Corporate  Trust Dept. for Internet  Commerce
                    Corporation  Escrow Acct.
          Notify CT5300 / Bill Michie

               d. Obligations Irrevocable. The obligations of the Purchaser hereunder shall be irrevocable, except with the consent of the Company.

               e. Acceptance of Subscription. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned on or prior to the date (the "Closing Date") that the Company receives and accepts subscriptions for the purchase of at least 5,000 shares of Series A Preferred Stock. Subscriptions need not be accepted in the order received, and the shares of Series A Preferred Stock may be allocated among subscribers. The Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities to him would constitute a violation of any State Securities Laws.

        2.  Purchaser  Representations;   Access  to  Information;   Independent
Investigation

               a. Purchaser Representations and Warranties. Purchaser represents and warrants to the Company as follows:

               (i) Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities. The Purchaser acknowledges that he has completed the Accredited Investor Certificate


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

        contained in Annex II and that the information contained therein is complete and accurate as of the date hereof and is hereby affirmed as of the date hereof;

               (ii) Purchaser has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of an investment in the securities, to make an informed decision relating thereto, and to protect its own interests in connection with the transaction;

               (iii) Purchaser has all requisite authority to enter into this Agreement and to perform all of the obligations required to be performed by the undersigned hereunder;

               (iv) Purchaser is a resident of the state set forth above and is not acquiring the Securities as an agent or otherwise for any other person;

               (v) Purchaser is purchasing the Series A Preferred Stock solely for its own account, for investment purposes and not with an intent towards further sale or distribution thereof, and has not pre-arranged any sale with any other purchaser;

               (vi) The Securities have not been registered under the Securities Act, are deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, and may not be transferred, sold, assigned, hypothecated or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act is available. Purchaser represents and warrants and hereby agrees that all offers and sales of the Series A Preferred Stock and the Conversion Common Stock shall be made only pursuant to such registration or to an exemption from registration;

               (vii) Purchaser acknowledges that the purchase of the Securities involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Securities, including the total loss of its investment;

               (viii) Purchaser understands that the Securities are being offered and sold to it in reliance on exemptions from the registration requirements of the Securities Act and State Securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Securities, and that, unless the Purchaser notifies the Company in writing to the contrary at or before Closing Date, all of the undersigned's representations, warranties, agreements, acknowledgments and understandings contained in this Agreement will be deemed to have been reaffirmed and confirmed as of Closing Date, taking into account all information received by the Purchaser;

               (ix) In evaluating its investment, Purchaser has consulted its own investment and/or legal and/or tax advisors;


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

               (x) Purchaser is not an underwriter or, or dealer in, the Securities, and Purchaser is not participating in a distribution of the Securities; and

               (xi) Purchaser understands that the Company may increase the number of shares offered hereby and consents thereto.

               b. Current Public Information. Purchaser has been furnished with the Information Supplement attached hereto as Annex III and has been furnished with or has acquired copies of the Company's most recent Annual Report on Form 10-KSB as filed with the SEC, Form 10-QSB and/or 8-K filed thereafter, and the Company's Definitive Proxy Statement for Special Meeting of Stockholders (collectively, the "SEC Filings").

               c. Independent Investigation; Access. Purchaser acknowledges that
Purchaser, in making the decision to purchase the Securities subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and Purchaser and such representatives, if any, prior to any sale to it, have been given access and the opportunity to examine all material contracts and documents relating to the Offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this Offering. Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Securities which have been requested. Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

               d.  No   Government   Recommendation   or   Approval.   Purchaser
understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities or made any finding or determination concerning the fairness or advisability of this investment.

               e. Entity Purchasers. If Purchaser is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

               (i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement; and

               (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

               f.  Non-Affiliate.   Purchaser  and  any  affiliate  of  Purchase
represent, warrant and covenant that they are not an affiliate of the Company.


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

        3.     Issuer Representations.

               a. Reporting Company Status. The Class A Common Stock, is registered as class under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is currently admitted for quotation on the Nasdaq SmallCap Market ("SmallCap Market") of The Nasdaq Stock Market. Inc. ("Nasdaq"). The Company has filed all reports required to be filed pursuant to
Section 13(a) of the Exchange Act and is eligible to file a Registration Statement on Form S-3 in connection with a secondary shelf offering by securityholders.

               b. Nasdaq Delisting and Conditional Re-Listing. In July 1998, the Company was notified by Nasdaq that it no longer met the minimum net tangible assets, market capitalization or net income requirements for continued listing on the SmallCap Market. In October 1998, Nasdaq further notified the Company that it also did not meet the minimum market maker requirement in connection with its warrant listings on the SmallCap Market, and raised concerns about the Company's compliance with the Nasdaq's shareholder approval requirements related to an issuance of Class A Common Stock in connection with the merger of the Company into its majority-owned subsidiary. In a letter dated October 22, 1998, Nasdaq informed the Company that it would not be afforded an extension of time in which to achieve compliance with the continued listing requirements of the SmallCap Market and that, unless the Company requested a hearing in that regard, the securities of the Company would be delisted from the SmallCap Market effective with the close of business on October 29, 1998. The Company requested such a hearing with the Nasdaq Hearing Department which was held on January 7, 1999. At that hearing, the Company presented its plan for sustained compliance with the continued listing requirements of the SmallCap Market. By letter dated February 22, 1999, Nasdaq notified the Company that it had delisted the Company's securities from the SmallCap Market effective as of the close of business on that day. Since the Company was current in all of is periodic reporting requirements with the SEC, the Company's securities were immediately eligible to trade on the NASD OTC Bulletin Board (the "OTCBB"). On February 23, 1999, the Class A Common Stock commenced trading on the OTCBB under the Company's regular ticker symbol, "ICCSA." The Company appealed Nasdaq's decision to delist its securities and provided additional information and documentation regarding the business plans and prospects of the Company, including its financing plans relating to the Offering. On March 16, 1999, the Company was notified by Nasdaq that, effective with the opening of trading on March 17, 1999, the Class A Common Stock would be re-admitted for listing on the SmallCap Market on a conditional basis under the ticker symbol "ICCAC." Nasdaq imposed certain conditions on the Company in order to permit the relisting of the Class A Common Stock on the SmallCap Market, including a requirement to raise an additional $2,000,000 in equity and to amend the terms of the Series A Preferred Stock to include a floor on the conversion rate.

               c. Terms of Series A Preferred Stock. The terms of the Series A Preferred shall be as set forth in the form of Series A Designation, to be filed with the Secretary of State of the State of Delaware, and delivered to Purchaser as Annex I.

               d. Legality. The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities; this Agreement and the issuance, sale and delivery of the Securities hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company; this Agreement and the Securities have been duly and validly authorized and when delivered by and on behalf of the Company, are valid and binding agreement of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors' rights generally. The Series A Preferred Stock and the Conversion Common Stock will not subject the holders thereof to personal liability by reason of being such holders.

               e. Proper Organization. The Company is a corporation duly organized, validity existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to he so qualified would have a materially adverse effect on its business, taken as a whole.

               f. No Legal Proceedings. There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof, except as described in the SEC Filings.

               g. Non-Default. The Company, except as described in the SEC Filings, is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound.

               h. No Misleading Statements. None of the SEC Filings, and as of their respective dates, none of the Company's other filings with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               i. No Adverse Change. There has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Company since the date of the Company's most recent Form 10-QSB filed pursuant to the Exchange Act.

               j. Absence of Non-Disclosed Facts. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that: (i) could reasonably be expected to have a material adverse effect on the condition
(financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company; or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the Series A Preferred Stock, except as described in the SEC Filings.

               k. Transfer Restrictions. The Series A Preferred Stock and the Conversion Common Stock issuable upon the conversion of the Series A Preferred Stock are deemed to be restricted securities under the Securities Act and may not be sold, offered for sale or otherwise transferred except pursuant to a registration statement filed with and declared effective by the SEC or pursuant to an exemption from the registration requirements of that Act.

               l. Non-Contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable Federal or State law, rule, or regulation or any applicable decrees, judgment or order of any court, Federal or State regulatory body, administrative agency or other domestic body having jurisdiction over the Company or any of its properties or assets.

               m. Filings. The Company undertakes and agrees pursuant to the sale hereunder of its Securities hereunder to make all necessary filings in connection with the sale of its Securities as required by the laws and regulations of all appropriate jurisdictions and securities exchanges in the United States, if any.

        4. Covenants of the Company. For so long as any Series A Preferred Stock held by the Purchaser shall remain outstanding, the Company covenants and agrees with the Purchaser that it will at all times fully reserve from its authorized but unissued shares of Class A Common Stock such sufficient number of shares thereof to permit the conversion in full of the outstanding Series A Preferred Stock.

        5. Legend.

               a. On or prior to the Closing Date, the Company will prepare and issue one or more certificates for the Series A Preferred Stock registered in such name or names as specified by the Purchaser. Such certificate(s) and the certificates representing the Conversion Common Stock shall bear a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED OR OFFERED FOR SALE, TRANSFER OR HYPOTHECATION UNLESS A REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR, IN THE OPINION OF COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.

The certificates representing shares of the Conversion Common Stock issued shall bear the legend set forth above until and unless a resale thereof is effected pursuant to an effective registration statement covering such resale or such resale is effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act and the State Securities Laws or such resale is effected pursuant to Rule 144 promulgated under the Securities Act.

               b. The Purchaser acknowledges that the Company is under no obligation register the Series A Preferred Stock or the Conversion Common Stock under the Securities Act other than as set forth in Paragraph 10 hereunder.

        6. Exemption: Reliance on Section 4(2). Purchaser understands that the offer and sale of the Series A Preferred Stock is not being registered under the Securities Act based on the exemption from registration provided by Section 4(2) of the Securities Act. The Company is relying on such exemption.

        7. Closing Date and Escrow Agent. Closing shall be effected through delivery of funds to the Company by the Escrow Agent, and delivery of certificates evidencing the Series A Preferred Stock to the Purchaser by the Company. Each of the Company and the Purchaser agrees that the Escrow Agent has no liability as a result of any fraudulent or unlawful conduct of any other party, and agrees to hold the Escrow Agent harmless.

        8. Conditions to the Company's Obligation to Sell. Purchaser understands that the Company's obligation to sell the Series A Preferred Stock is conditioned upon:

               a. The receipt and acceptance by the Company of this Agreement, as evidenced by execution of this Agreement by the Chief Executive Officer, the President or the Chief Financial Officer of the Company;

               b. Delivery to the Escrow Agent by Purchaser of immediately available funds as payment in full for the purchase of the Series A Preferred Stock;

               c. The accuracy as of the Closing Date of the representations and warranties of the Purchaser contained in this Agreement, and performance by the Purchaser of all covenants and agreements of the Purchaser required to be performed on or before the Closing Date;

               d. The receipt and acceptance by the Company of subscriptions to purchase at least 5,000 shares of the Series A Preferred Stock; and

               e. The continued listing of the Class A Common Stock on the SmallCap Market through the Closing Date.

        9.  Conditions  to  Purchasers  Obligation  to  Purchase.   The  Company
understands that Purchaser's obligation to purchase the Series A Preferred Stock is conditioned upon:


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

               a. Execution by Purchaser of this Agreement and the receipt of the Company's acceptance of this Agreement as provided in Paragraph 8(a) above;

               b. Delivery of certificates evidencing the Series A Preferred Stock to the Purchaser;

               c. Acceptance by the Company of subscriptions from the Purchaser and other subscribers and the sale by the Company pursuant thereto of 5,000 shares of Series A Preferred Stock;

               d. The accuracy as of the Closing Date of the representations and warranties of the Company contained in this Agreement and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

               e. The filing of the Series A Designation attached hereto as Annex I with the Secretary of State of Delaware on or before the Closing Date; and

               f. The continued listing of the Class A Common Stock on the SmallCap Market through the Closing Date.

        10. Registration of the Conversion Common Stock. No later than 45 days after the Closing Date, the Company shall file a Registration Statement on Form S-3 or any other form under the Securities Act that may be used to register for resale the Conversion Common Stock under the Securities Act and under all applicable State Securities Laws covering all of the Conversion Common Stock and to use its best efforts to cause such registration statement to be declared effective, by acceleration, within 180 days after the Closing Date, by the SEC, all at the Company's sole cost and expense, excluding discounts, concessions or commissions paid to participating broker-dealers. Such best efforts shall include promptly responding to all comments received from the staff of the SEC, providing Purchaser or its counsel with contemporaneous copies of all written communications from the staff of the SEC if requested by Purchaser and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Such registration statement shall name Purchaser as a selling shareholder and shall provide for the sale of the Conversion Common Stock by Purchaser from time to time directly to purchasers or in the over-the-counter market through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions. None of the foregoing shall in any way limit Purchaser's rights to sell the Conversion Common Stock in reliance on an exemption from the registration requirements under the Securities Act in connection with a particular transaction. In the event the Company either (a) fails to file a registration statement covering the Conversion Common Stock, within 45 days of the Closing Date or (b) fails to have such registration statement declared effective by the SEC within 180 days of Closing Date, the conversion rate of the Series A Preferred Stock shall be revised, in each case as liquidated damages and not as a penalty, to give the Purchaser upon conversion additional shares of Class A Common equal to 2.5% for each violation of the shares of Conversion Common Stock that would otherwise be issuable for each violation of the foregoing covenants.


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

        Regardless of whether the Company registers the resale of the Conversion Common Stock, the Company will, upon the presentation of an opinion of the Purchaser's counsel, allow the Purchaser to offer and sell the Conversion Common Stock in reliance on the provisions of Rule 144 or other exemption from the registration provisions of state or federal law, at the option of Purchaser. Any such registration statement shall remain effective for up to 12 months or until all such Conversion Common Stock are sold, or until the Conversion Common Stock may be sold pursuant to Rule 144, whichever is later. The Company shall provide the Purchaser with such copies of the prospectus as shall be reasonably requested to facilitate the sale of the Conversion Common Stock.

        11. Governing Law. This Agreement shall be governed by and construed under the law of the State of Delaware without regard to its choice of law provision. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

        12. Survival of Representations, Warranties, and Covenants. Each of the Company's and Purchaser's representations, warranties, and covenants shall survive the execution and delivery of this Agreement, the delivery of the certificates representing the Securities and the death or disability of the Purchaser.

        13. Successors and Assigns. This Agreement shall inure the benefit of and be binding on the respective successors and assigns of the parties hereto. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

        14. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        15. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing Date which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

        16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

        18. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

                    SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBER

        IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that he, she, or they have executed this Subscription Agreement on this ____ day of March, 1999.



          ______________________                     ____________________
               Printed Name                               Signature



          ______________________                     ____________________
               Printed Name                               Signature


Accepted this ____ day of March, 1999:


INTERNET COMMERCE CORPORATION

By:

Title:

                           SIGNATURE PAGE FOR ENTITIES


        IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that it has caused this Subscription Agreement to be duly executed on its behalf on this __ day of March, 1999.


                                           __________________________________
                                               Printed Name of Subscriber


                                        By:__________________________________
                                             (Signature of Authorized Person)


                                           __________________________________
                                             (Printed Name and Title)



Accepted this ___  day of March, 1999:

INTERNET COMMERCE CORPORATION

By:

Title:

          Full Name and Address of Purchaser for Registration Purposes:

NAME:

ADDRESS:

TEL. NO:

FAX NO.:

CONTACT NAME:

          Delivery Instructions (if different from Registration Name):

NAME:

ADDRESS:

TEL. NO:

FAX NO.:

CONTACT NAME:

SPECIAL
INSTRUCTIONS: